News Release – continued – JLL to Acquire U.S. Multifamily Finance Provider Oak Grove Capital Broadens capital markets capabilities to include full Fannie Mae, Freddie Mac and HUD/GNMA lending services CHICAGO, Aug. 13, 2015— JLL (NYSE:JLL) today announced it is acquiring Oak Grove Commercial Mortgage, LLC, which does business as Oak Grove Capital, to continue its focus on growing a full-service capital markets capability in the Americas. As one of the nation’s longest standing providers of debt financing for multifamily and seniors housing real estate, Oak Grove brings greater full-service mortgage lending and mortgage banking capabilities to JLL. Its Fannie Mae, Freddie Mac and HUD/GNMA capabilities will expand JLL’s market-rate, affordable and seniors housing and healthcare financing expertise, and complement its multifamily sales and equity services. The acquisition of Oak Grove is expected to close by year end, subject to standard closing conditions and approvals. --------------------------------------------------------------------------------------------------------------------------------------------------------- Transaction Highlights: • Creates a full-service capability in the multifamily and seniors housing lending industry that will drive further growth for JLL’s Capital Markets business • Margin accretive to JLL; provides profitable annuity revenue through a combined $14 billion loan servicing portfolio • Complementary ethical, collaborative, client-oriented cultures including high standards of credit and financial discipline ---------------------------------------------------------------------------------------------------------------------------------------------------------- “The multifamily sales and financing market represents a substantive portion of all capital markets activity in the United States. To provide our clients the best-in-class expertise they’ve come to expect from JLL, we’re broadening our capabilities in this important space,” said Greg O’Brien, CEO, Americas for JLL. “Oak Grove has built a superior reputation and is widely recognized as a leader in credit analysis, underwriting and risk management, as well as asset management and loan servicing. Its complementary culture and deep client relationships will blend seamlessly as we partner together to create a focused approach in the multifamily sector.” Led by David Williams, Kevin Filter, Brian Kelleher and Brian Ranallo, St. Paul, Minnesota-based Oak Grove: - Is one of the longest standing multifamily and seniors housing lending providers. - Has a full-service platform for Fannie Mae, Freddie Mac and HUD/GNMA multifamily finance agencies, as well as CMBS, life and specialty finance companies.

JLL To Acquire U.S. Multifamily Finance Provider Oak Grove Capital - Provides loan origination, underwriting, asset management and loan servicing. - Is routinely recognized by Fannie Mae and Freddie Mac as one of the top affordable and seniors housing lenders including, most recently, the 2014 Excellence in Asset Management award from Fannie Mae. - Will expand its ability to meet client needs by leveraging access to JLL’s client base, broad finance platform, and multifamily investment sales experts. Once the acquisition is complete, all 120 Oak Grove employees from across the country will join JLL. Given their deep history in the multifamily finance sector, the Oak Grove leadership team will take an active role in shaping and leading JLL’s multifamily business in partnership with their new colleagues. Together, JLL and Oak Grove have more than $4 billion in annual originations and $14 billion in loan servicing plus the ability to scale across the United States and expand in critical lending segments while maintaining discipline and credit quality. “We are one of the few companies in the country to have deep, longstanding relationships with all of the multifamily finance agencies. Joining JLL’s broader platform will allow us to bring those affiliations to the next level while retaining the entrepreneurial spirit and hands-on execution our clients have long appreciated,” said Williams, CEO of Oak Grove. “JLL has grown its mortgage production team significantly over the last five years and we intend to contribute further to that momentum as we work together to better serve the needs of our collective clients in the apartment and seniors housing sectors.” JLL Capital Markets is a full-service global provider of capital solutions for real estate investors and occupiers. The firm’s in-depth local market and global investor knowledge delivers the best-in-class solutions for clients — whether a sale, financing, repositioning, advisory or recapitalization execution. In 2014 alone, JLL Capital Markets completed $118 billion in investment sale and debt and equity transactions globally. The firm’s Capital Markets team comprises more than 1,700 specialists, operating all over the globe. For more news, please visit The Investor, an online and mobile app news source providing real-time commercial real estate news to asset buyers and sellers around the world. For more news, videos and research resources on JLL, please visit the firm’s U.S. media center Web page: http://bit.ly/18P2tkv. About JLL JLL (NYSE: JLL) is a professional services and investment management firm offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. A Fortune 500 company with annual fee revenue of $4.7 billion and gross revenue of $5.4 billion, JLL has more than 230 corporate offices, operates in 80 countries and has a global workforce of approximately 58,000. On behalf of its clients, the firm provides management and real estate outsourcing services for a property portfolio of 3.4 billion square feet, or 316 million square meters, and completed $118 billion in sales, acquisitions and finance transactions in 2014. Its investment management business, LaSalle Investment Management, has $56.0 billion of real estate assets under

JLL To Acquire U.S. Multifamily Finance Provider Oak Grove Capital management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com. Contact: Heather Filkins Gayle Kantro Phone: +1 312 228 2137 +1 312 228 2795 Email: Heather.Filkins@am.jll.com Gayle.Kantro@am.jll.com ###